UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                ----------------------------------------------


                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                          Date of Report December 1, 2005
                       (Date of earliest event reported)


                          DENTSPLY INTERNATIONAL INC
                (Exact name of Company as specified in charter)


                    Delaware             0-16211         39-1434669
              (State of Incorporation) (Commission     (IRS Employer
                                       File Number)   Identification No.)


            221 West Philadelphia Street, York, Pennsylvania   17405
                (Address of principal executive offices)      (Zip Code)


                                (717) 845-7511
               (Company's telephone number including area code)


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 7.01. - Regulation FD Disclosure.

   The following information is furnished pursuant to Item 7.01.

     On December 1, 2005 the Company announced that, as a result of its continuing evaluation of the actions necessary to address the items raised in the FDA's pre-approval inspection of its sterile filling plant outside Chicago (which occurred in the third quarter of 2005), the Company has suspended production of products at the plant for the U.K., Australia, and New Zealand markets. Although previously the Company anticipated that it would continue to manufacture products at the plant for these markets, for which regulatory approval had already been obtained, upon further evaluation, the Company has decided to suspend manufacturing at the plant while improvements identified in its corrective action plan are made. It is anticipated that this suspension of production will continue at least through the first quarter of 2006. The Company is investigating whether other supply sources may be available to supply the U.K., Australia, and New Zealand markets during this suspension.

     Gary K. Kunkle, Jr., Chairman and Chief Executive Officer, stated, "While we are disappointed that a suspension of production is necessary, we believe that it is the appropriate action to take at this time. We are continuing to evaluate the corrective actions required at the plant, and it is possible that further impairment charges to the remaining assets associated with the business, which total approximately $122 million, may be necessary. This suspension of production is not expected to impact our 2005 full year guidance of $2.61 - $2.65 per diluted share (excluding the 3rd quarter impairment charge). We also remain comfortable with double digit earnings growth in 2006. These expectations do not factor in any further possible impairment charges, the tax costs from repatriation of foreign earnings, or the expensing of stock options beginning in 2006." The announcement that was released related to this matter is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.


Item 9.01. - Financial Statements and Exhibits

(a)  Financial Statements - Not applicable.

(b)  Exhibits:

     99.1 The announcement related to the update of the phamaceutical businss released on December 1, 2005 as referenced in Item 7.01.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DENTSPLY INTERNATIONAL INC
                                                   (Company)



                                          /s/ William R. Jellison
                                              William R. Jellison
                                              Senior Vice President and
                                              Chief Financial Officer

Date: December 1, 2005